As filed with the Securities and Exchange Commission on October 3,
      1995
                                                  Registration No. 33-


                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                       FORM S-8
                                REGISTRATION STATEMENT
                                        under
                              THE SECURITIES ACT OF 1933

                                   C. R. BARD, INC.
                (Exact name of registrant as specified in its charter)
           New Jersey                                  22-1454160
           (State of                        (I.R.S. Employer Identification
         incorporation)                                   No.)

                                   730 Central Avenue
                           Murray Hill, New Jersey  07974
            (Address, including zip code, of principal executive offices)

                    MedChem Products, Inc. 1994 Stock Option Plan
                    MedChem Products, Inc. 1993 Stock Option Plan
               MedChem Products, Inc. 1993 Spin-Off Stock Option Plan
                MedChem Products, Inc. 1993 Director Stock Option Plan
            MedChem Products, Inc. Amended and Restated Stock Option Plan
                              (Full title of the plans)
                                Richard A. Flink, Esq.
                                   C. R. Bard, Inc.
                                  730 Central Avenue
                            Murray Hill, New Jersey  07974
                       (Name and address of agent for service)

                                       (908) 277-8000
            (Telephone Number, including area code, of agent for service)

                 Copies of all notices, orders and communication to:
                             Philip T. Ruegger III, Esq.
                              Simpson Thacher & Bartlett
                                 425 Lexington Avenue
                              New York, New York  10017
                                    (212) 455-2000


                           CALCULATION OF REGISTRATION FEE

                                            Proposed     Proposed     Amount
                                  Amount     maximum      maximum       of
                                   to be     offering    aggregate   registra
        Title of securities to   registere    price      offering      tion
             be registered           d       per unit    price (1)   fee (1)
                                               (1)
        Common Stock, par
        value $.25 per                                  $17,327,18
          share . . . . . . .     584,884    $29.625    8.50         $5,975

        Common Stock Purchase     584,884      (2)          (2)        (2)
        Rights  . . . . . . .

        (1) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the average of the high and low sales price of the Registrant's Common Stock on the New York Stock Exchange - Composite Tape on September 27, 1995.

        (2) Common Stock Purchase Rights currently are attached to and trade with the Common Stock of the Registrant. Value attributable to such Rights, if any, is reflected in the market price of the Common Stock, and such Rights would be issued for no additional consideration. Accordingly, there is no offering price for the Rights and no registration fee is required.
                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          Item 3.   Incorporation of Documents by Reference.

                    Incorporated by reference into this Registration Statement and deemed to be a part hereof are the following documents heretofore filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):
          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (which incorporates by reference certain information from C. R. Bard, Inc.'s Proxy Statement relating to the 1995 Annual Meeting of Shareholders), as amended by a Form 10-K/A, filed on March 23, 1995, (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, as amended by a Form 10-Q/A, filed on September 21, 1995, (d) Current Report on Form 8-K dated May 31, 1995 and (e) Current Report on Form 8-K dated July 6, 1995.

                    All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act before the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

          Item 4.   Description of Securities.

                    Not applicable.

          Item 5.   Interests of Named Experts and Counsel.

                    The validity of the shares of Common Stock to which this Registration Statement relates will be passed upon for the Registrant by Richard A. Flink, Vice President and General Counsel of the Registrant. Mr. Flink is paid a salary by the Registrant, is a participant in various employee benefit plans offered to employees of the Registrant generally and owns and has options to purchase shares of the Registrant's Common Stock.

                    The consolidated financial statements of C. R. Bard, Inc. incorporated by reference in this Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

          Item 6.   Indemnification of Directors and Officers.

                    The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such a director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

                    In addition, a New Jersey corporation has the power to indemnify a director or officer against his or her expenses in connection with any proceeding by or in the right of the corporation to procure a judgment in its favor which involves the director or officer by reason of his or her being or having been such a director or officer, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; such indemnification may be provided only if and to the extent that the Superior Court of New Jersey (or other court in which such proceeding was brought) shall determine, in view of all circumstances, that such director or officer is fairly and reasonably entitled to indemnify for such expenses.

                    The NJBCA requires a New Jersey corporation to indemnify directors and officers against all expense to the extent that such directors or officers have been successful on the merits or otherwise in any proceeding involving such director or officer by reason of his or her having been a director or officer or in defense of any claim, issue or matter therein.

                    The indemnification and advancement of expenses permitted or required by the NJBCA shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation. to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of stockholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

                    The Registrant's Restated Certificate of Incorporation provides that the corporation shall indemnify in the manner and to the extent permitted by the laws of the State of New Jersey, and that directors and officers shall not be personally liable to the corporation or its stockholders for breach of duty as a director or officer, except to the extent and for the duration of any period of time such personal liability may not be eliminated or limited under the NJBCA. In addition, the Registrant's Restated Certificate of Incorporation provides that, subject to the provisions of the NJBCA, the directors, and committee members appointed by the Board of Directors, shall not be liable in the discharge of their duties when relying in good faith upon the corporate records and/or competent advice of any type.

          Item 7.   Exemption from Registration Claimed.

                    Not Applicable.

          Item 8.   List of Exhibits.

          Exhibit No.                   Description

          4.1  -    Restated Certificate of Incorporation, as amended, as
                    of April 19, 1989 of C. R. Bard, Inc. (incorporated by reference to Exhibit 3a to C. R. Bard, Inc.'s Annual

                    Report on Form 10-K for the year ended December 31,
                    1993).

          4.2  -    By-laws of C. R. Bard, Inc. revised as of April 18,
                    1990 (incorporated by reference to Exhibit 3b to C. R.
                    Bard, Inc.'s Annual Report on form 10-K for the year ended December 31, 1993).

          4.3  -    Rights Agreement, dated as of October 9, 1985, between
                    C. R. Bard, Inc. and Morgan Guaranty Trust Company of
                    New York as Rights Agent (incorporated by reference to
                    Exhibit 4 to C. R. Bard, Inc.'s Annual Report on Form
                    10-K for the year ended December 31, 1993).

          4.4  -    MedChem Products, Inc. 1994 Stock Option Plan
                    (incorporated by reference to Exhibit 10.1 to MedChem
                    Products, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

          4.5  -    MedChem Products, Inc. 1993 Stock Option Plan
                    (incorporated by reference to Exhibit 10.24 to MedChem Products, Inc's Annual Report on Form 10-K for the year ended August 31, 1994).

          *4.6 -    MedChem Products, Inc. 1993 Spin-Off Stock Option Plan.

          4.7  -    MedChem Products, Inc. 1993 Director Stock
                    Option Plan (incorporated by reference to Exhibit 10.25 to MedChem Products, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1994).

          4.8  -    MedChem Products, Inc. Amended and Restated Stock
                    Option Plan (incorporated by reference to Exhibit 4.5 to MedChem Products, Inc.'s Registration Statement on
                    Form S-8 (Registration No. 33-47978) filed with the
                    Securities and Exchange Commission on May 19, 1992).

          *5   -    Opinion of Richard A. Flink, Esq.

          *23.1  -  Consent of Arthur Andersen LLP

          *23.2  -  Consent of Richard A. Flink, Esq. (contained in
                    Exhibit 5).

          *24  -    Powers of Attorney.



          *    Filed herewith.

          Item 9.   Undertakings.

                    (a)  The undersigned Registrant hereby undertakes:

                         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by
                         section 10(a)(3) of the 1933 Act;

                             (ii)  to reflect in the prospectus any facts
                         or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement;

                            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                         Provided, however, that paragraphs (a)(1)(i) and
                    (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                         (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

                    Pursuant to the requirements of the 1993 Act, the Registrant, C. R. Bard, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of New Providence at Murray Hill, State of New Jersey, as of the 2nd day of October, 1995.


                          C. R. BARD, INC.



                          By:   /s/ William H. Longfield
                             Name:  William H. Longfield
                             Title: Chairman of the Board,
                                    President and Chief
                                    Executive Officer

                    Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of October 2, 1995.


           Signature                    Title


           /s/ William H. Longfield     Chairman of the Board,
              (William H. Longfield)    President, Chief
                                        Executive Officer
                                        (principal executive
                                        officer) and Director


           /s/ William C. Bopp          Senior Vice President,
              (William C. Bopp)         Chief Financial
                                        Officer (principal
                                        financial officer) and
                                        Director

           /s/ Charles P. Grom          Vice President and
              (Charles P. Grom)         Controller (chief
                                        accounting officer)
                       *
           (Joseph F. Abely, Jr.)       Director

                       *
           (William T. Butler, M.D.)    Director
                       *
           (Raymond B. Carey, Jr.)      Director

                       *
           (Daniel A. Cronin, Jr.)      Director

                       *
           (T. Kevin Dunnigan)          Director
                       *
           (Regina E. Herzlinger)       Director

                       *
           (Robert P. Luciano)          Director
                       *
           (Robert H. McCaffrey)        Director

           /s/ Benson F. Smith          Executive Vice
              (Benson F. Smith)         President, Chief
                                        Operating Officer and
                                        Director



                                   *By:/s/ William H. Longfield
                                           William H. Longfield
                                           Attorney-in-Fact

                                    EXHIBIT INDEX

          Exhibit No.                   Description

          4.1  -    Restated Certificate of Incorporation, as amended, as
                    of April 19, 1989 of C. R. Bard, Inc. (incorporated by reference to Exhibit 3a to C. R. Bard, Inc.'s Annual
                    Report on Form 10-K for the year ended December 31,
                    1993).

          4.2  -    By-laws of C. R. Bard, Inc. revised as of April 18,
                    1990 (incorporated by reference to Exhibit 3b to C. R.
                    Bard, Inc.'s Annual Report on form 10-K for the year ended December 31, 1993).

          4.3  -    Rights Agreement, dated as of October 9, 1985, between
                    C. R. Bard, Inc. and Morgan Guaranty Trust Company of
                    New York as Rights Agent (incorporated by reference to
                    Exhibit 4 to C. R. Bard, Inc.'s Annual Report on Form
                    10-K for the year ended December 31, 1993).

          4.4  -    MedChem Products, Inc. 1994 Stock Option Plan
                    (incorporated by reference to Exhibit 10.1 to MedChem
                    Products, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1995).

          4.5  -    MedChem Products, Inc. 1993 Stock Option Plan
                    (incorporated by reference to Exhibit 10.24 to MedChem Products, Inc's Annual Report on Form 10-K for the year ended August 31, 1994).

          *4.6 -    MedChem Products, Inc. 1993 Spin-Off Stock Option Plan.

          4.7  -    MedChem Products, Inc. 1993 Director Stock
                    Option Plan (incorporated by reference to Exhibit 10.25 to MedChem Products, Inc.'s Annual Report on Form 10-K for the year ended August 31, 1994).

          4.8  -    MedChem Products, Inc. Amended and Restated Stock
                    Option Plan (incorporated by reference to Exhibit 4.5 to MedChem Products, Inc.'s Registration Statement on
                    Form S-8 (Registration No. 33-47978) filed with the
                    Securities and Exchange Commission on May 19, 1992).

          *5   -    Opinion of Richard A. Flink, Esq.

          *23.1  -  Consent of Arthur Andersen LLP

          *23.2  -  Consent of Richard A. Flink, Esq. (contained in
                    Exhibit 5).

          *24  -    Powers of Attorney.



          *   Filed herewith.